Exhibit 21

HAMILTON INSURANCE GROUP, LTD.

SUBSIDIARIES OF REGISTRANT

Legal Name	Jurisdiction of Incorporation
Hamilton UK Holdings II Limited	United Kingdom
Hamilton BDA Services Limited	Bermuda
Hamilton Re, Ltd.	Bermuda
Hamilton ILS Holdings Limited	Bermuda
Hamilton UK Holdings Limited	United Kingdom
Hamilton US Holdings II, Inc.	Delaware
Hamilton Insurance Services (Bermuda), Ltd.	Bermuda
Ada Capital Management, Limited	Bermuda
Hamilton Insurance Designated Activity Company	Ireland
Hamilton Corporate Member Limited	United Kingdom
Hamilton U.S. Services, LLC	Delaware
Hamilton Managing General Agency Americas LLC	Delaware
Hamilton Select Holdings Inc.	Delaware
Hamilton Insurance DAC London Branch	United Kingdom
Hamilton Select Insurance Inc.	Delaware
Hamilton UK Services Limited	United Kingdom
Hamilton Corporate Member II Limited	United Kingdom
Hamilton UK Services Dublin Branch	Ireland
Hamilton Managing Agency Limited	United Kingdom
Hamilton Corporate Member III Limited	United Kingdom
Hamilton Managing General Agency United Kingdom Ltd	United Kingdom
Hamilton Corporate Member IV Limited	United Kingdom

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